UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 13, 2004

Aquila, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-03562	44-0541877
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 West 9th, Kansas City, Missouri		64105
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code:  (816) 421-6600

(Former name or former address, if changed since last report):  Not Applicable

Item 5.  Other Events and Regulation FD Disclosure

On August 13, 2004, Aquila reached an agreement with American Public Energy Agency (APEA), a supplier of natural gas to communities principally in Nebraska, regarding the satisfaction of its claims upon the termination of two long-term natural gas supply contracts that will occur on September 30, 2004.  The gas supply contracts are referred to as APEA III and APEA IV in our Quarterly Report of Form 10-Q for the quarter ended June 30, 2004.  On September 30, 2004, APEA will receive a liquidated damages payment from the Chubb Insurance Group of Companies, as the surety under the gas supply contracts, and a termination fee from Aquila.

Item 7.  Financial Statements and Exhibits

(c)          Exhibits

Exhibit – 99.1, August 13, 2004 Termination and Release Agreement among Aquila, Aquila Merchant Services, Inc. and APEA.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aquila, Inc.

By:	/s/ Leslie J. Parrette, Jr.
Leslie J. Parrette, Jr.
Senior Vice President, General Counsel and Corporate Secretary

Date: August 16, 2004